EXHIBIT 99.3


FOR IMMEDIATE RELEASE                                Contact:  David Mitchell
                                                                 Chairman/CEO

                                                               (212) 758-6622

                                                                  Craig Scott
                                               Director of Investor Relations
                                                               (800) 769-7205


  Bion Announces Completion of Platform Technology Development, Mass Balance
               Analysis and Rollout of Commercial Systems

January 29, 2002.  New York, NY.  Bion Environmental Technologies, Inc. (OTC
BB: BION), a leader in development of innovative livestock waste management systems, announced today that it has completed development and testing of its prototype, fully-contained Bion NMS(r) at the Dream Maker Dairy in upstate New York. The system, housed in closed containers on a Second Generation (2G) system platform, is the result of an initiative begun in September, 2000. The goals of the initiative were to: 1. Increase the efficiencies of the first generation (1G) system; 2. Convert the core Bion NMS technology into a platform-based system that is readily integrated with complementary technologies; 3. develop a computerized monitoring and control system, capable of precise measurements and adjustments and remote reporting. By incorporating monitoring and controls, the 2G systems are able to sustain a biomass significantly higher in density than that of the 1G systems. The increase in biomass (the biological "workhorse" of the system) results in greater processing capacity, enabling the 2G system to achieve operating efficiencies five times that of its predecessor systems. The improvement in performance over 1G system technology has resulted in a substantially reduced system footprint and BionSoil(tm) processing time.

David Mitchell, Chairman and CEO of Bion, stated, "The transition of the Bion NMS to a platform-technology has been successfully completed. The 2G system is consistent in its design and reliable in its operation and performance. With the addition of computerized monitoring and controls developed during this initiative, the 2G Bion NMS achieves reductions in air emissions and water effluent that are predictable, verifiable and able to be monitored in real-time. The system produces BionSoil products that are rich in organic nutrients and of a uniform quality. The result of this research and development effort is that the Bion NMS is now a true platform-technology, capable of supporting the same functions as a utility for large-scale Confined Animal Feeding Operations (CAFO): waste and water treatment, solids removal and energy production. With our initial operating capital needs met and a strong technology platform in place, Bion is ready to begin the rollout of its 2G Bion NMS systems to the commercial markets."

Mass Balance Analysis. In order to verify the performance of the 2G system, a prototype enclosed system was designed to capture and measure all aspects of the dairy production waste stream. The containerized 2G system was subjected to Mass Balance Analysis, a scientific protocol that specifies and quantifies all materials in the waste stream and their ultimate fate through the remediation process. Scientific evaluation of the Bion NMS, in a controlled environment using established protocols, is critical to accurate verification of the benefits of the system. Additionally, the ability to establish baseline measurements of the waste stream and precisely measure the disposition of its components as atmospheric discharge, liquid effluent and BionSoil solids, will allow the reductions that are achieved to be quantified. The ability to establish and verify these reductions will be a requirement for potential air and/or nutrient credit benefits and their subsequent trading. The Mass Balance data from the 2G system verifies the system's performance and forms the basis on which Bion will market the 2G system for commercial deployment. Analysis of gaseous emissions, effluent water and solids samples from the prototype system by two independent laboratories has established the following operating results for the 2G Bion NMS:

98% reduction of ammonia discharges to the atmosphere coupled with very low (to frequently undetectable) levels of hydrogen sulfide and the greenhouse
gases (methane and nitrogen oxides).   Although never seriously investigated
until recently, the release of greenhouse gases, ammonia and hydrogen sulfide by livestock operations, and their effects on the environment, are receiving closer scrutiny. Greenhouse gases have been identified as key elements in the production of smog and depletion of the ozone layer, and as contributors to global warming. Nitrogen, contained in ammonia volatized to the atmosphere, can return to the Earth dissolved in rainwater, placing an additional nutrient burden on areas already susceptible to runoff problems. Marine Pollution in the United States, a report prepared in 2001 for the Pew Oceans Commission, chaired by Leon Panetta, U.S. Representative from California (1977-93) and former White House Chief of Staff, stated, "recent evidence shows that ammonia emissions from agricultural operations can be a significant pathway for nitrogen inputs to coastal waters, accounting for as much as half of the total nitrogen deposition in regions with extensive livestock production."

The 2G Bion NMS produces a substantial reduction in the severe odors normally associated with livestock production, bringing odors to manageable, if not undetectable, levels. Odors emanating from hog and dairy operations have been the source of much public opposition to large livestock operations and have been the grounds for a number of "nuisance" lawsuits. Recently, attention to odors from livestock facilities has shifted from a view of evaluating emissions and associated odors as a nuisance, to one of assessing environmental impacts and public health.

The USDA Agricultural Air Quality Task Force issued a July, 2000, white paper on air quality that links emissions of compounds such as hydrogen sulfide and ammonia to a variety of health problems. Respiratory illnesses, including bronchitis and an asthma-like syndrome, are common in employees working in closed animal confinement facilities. Additionally, recent evidence implies greater secondary health effects than previously documented on neighbors that are frequently exposed to livestock waste emissions. Symptoms including headaches, runny nose, sore throat, coughing, diarrhea and burning eyes are being reported with increasing frequency. Evidence also indicates that these emissions produce effects on the livestock themselves, that reduce growth performance and increase their susceptibility to respiratory distress and other diseases. The Bion NMS creates the potential for immediate benefits to the producer by lessening liability exposure and improving profit margins through increased animal health that potentially leads to accelerated growth rates.

In addition to substantially reducing or eliminating air emissions, the 2G Bion NMS incorporates computerized monitoring equipment that directly measures the air emission reductions it achieves, allowing the system benefits to be quantified and verified on an ongoing basis. This in turn establishes a framework whereby value for those benefits can be assigned.

80% or greater reduction of nutrients (phosphorous, nitrogen and potassium) in the water effluent. The Bion NMS produces a substantial reduction of nutrients in the waste stream compared to existing methods. The traditional method of nutrient removal, based on a series of "best management practices," involves placing the raw livestock waste in "lagoons" where the slurry is periodically sprayed on fields. Crops that are known to take up large amounts of nitrogen, such as bermuda grass, are grown in these fields. The amount of waste that can be applied at any given time is restricted by a number of factors including current weather, rainfall patterns and other influences. These methods, in theory, limit the amount of nutrients available for runoff at any given time. In practice, the restrictions, if followed, are subject to a variety of influences. The traditional techniques are generally unreliable and result in the runoff of massive amounts of nutrients into our ground and surface waters.

Using the Bion NMS, much of the nutrients are removed from the animal waste stream and incorporated into a desirable, non-leaching organic soil product -
BionSoil - which can be sold.   Most of the nitrogen that is not integrated
into the BionSoil is converted to harmless, inert nitrogen gas. The combination creates a mechanism to remove 80% (in many cases 90% or greater) of the nutrients in the waste stream from the farm, producing an immediate, substantial and measurable benefit to the environment, as those nutrients are no longer available for runoff or discharge to the atmosphere. The ability to redistribute these nutrients, from impaired areas with an oversupply to undersupplied, nutrient-poor areas, is critical to reduce the amount of nutrient contamination in our waterways and coastal areas.

Transferring the nutrients off the farm produces a considerable economic benefit for the livestock producer. By removing 80% of the nutrient load from the waste stream, a livestock facility of a given size will need 80% less land for application of manure, or conversely, be able to expand herd size by a factor of five without a corresponding increase in land requirements. Both of these scenarios can occur without further impairment to the environment and allow the producer to meet air and water permit requirements. This enables producers to disassociate herd size from the land area (and perhaps geographic location) required for manure application. As a result, capital requirements for both land and equipment are significantly reduced. Separating the milk production at a dairy from the less profitable farming operations needed for manure and nutrient management, changes the economics of the operation dramatically. The installation of 2G Bion technology will allow larger, more efficient operations with substantially improved margins but without the environmental liabilities associated with large-scale livestock operations.

As public concerns for the environment continue to increase, particular attention is being paid to the nutrient contamination problems faced by our rivers and streams, lakes and reservoirs, groundwater supplies and coastal areas. According to the EPA, nutrient pollution is the leading cause of water quality impairment in lakes and estuaries and the third leading cause in rivers. Excess nutrients in our waters cause a variety of problems such as algal blooms, fish kills and detrimental changes to habitats and ecosystems. Research on the issue is being conducted by the Environmental Protection Agency, U.S. Department of Agriculture, National Resource Conservation Service, U.S. Geological Survey and others. Following are excerpts from some of the reports that have been issued (links are active, sources provided upon request):

From the Unified National Strategy for Animal Feeding Operations (CAFO) report issued by the EPA and USDA in March, 1999, "it is widely recognized that CAFOs can pose a number of risks to water quality and public health, mainly because of the amount of animal manure and wastewater they generate...Manure and wastewater from CAFOs have the potential to contribute pollutants such as nutrients (e.g., nitrogen, phosphorus), organic matter, sediments, pathogens, heavy metals, hormones, antibiotics, and ammonia to the environment...in combination with other circumstances, [excess nutrients] have been associated with outbreaks of microbes such as Pfiesteria piscicida... CAFOs can result in environmental problems other than surface water pollution, including odor, and ground water and drinking water contamination."

Impairment of our coastal waters is best illustrated in Marine Pollution in the United States: "Over-enrichment of coastal ecosystems by nutrients, particularly nitrogen, has emerged as the most widespread and measurable effect of pollution on living marine resources and biodiversity in U.S. coastal waters. Excessive nutrient levels (overenrichment or eutrophication) may result in serious depletion of the dissolved oxygen supplies needed by marine animals, loss of habitat (e.g. sea-grasses and coral reefs), and algal blooms. Two thirds of the surface area of estuaries and bays in the conterminous U.S. suffers one or more symptoms of overenrichment."

BionSoil Production. The 2G Bion NMS produces nutrient-rich, organic BionSoil with processing times drastically reduced from 1G systems. There are indications that the reduced in-system "curing" time may result in a significantly higher yield of BionSoil (per animal in production) compared to 1G systems. BionSoil solids are a valuable source of nutrients such as nitrogen, phosphorous and potassium as well as organic material that enhances soil performance. The nutrients are in a form that is readily available to plants but not immediately water soluble. BionSoil's non-leaching characteristics will have increasing importance as evidence continues to mount and steps are taken to mitigate nutrient contamination stemming from long term application of water-soluble, chemical fertilizers. Water-soluble fertilizers that easily leach into ground- and surface-water supplies, have also been identified as a major source of excess nutrient runoff.

Studies conducted by North Carolina State, Utah State and Cornell Universities, among others, have shown BionSoil to have outstanding plant growth-enhancing characteristics. Test marketing in the nursery, turf grass and organic fruit and vegetable markets has shown a significant potential demand for BionSoil products. The addition of computerized monitoring and control capability allows Bion to precisely manage the parameters associated with BionSoil production, ensuring an organic product with a level of consistency that is presently unobtainable in the marketplace. As a result, organic soil products will, for the first time, be available to the marketplace in large quantities with the uniform quality of chemical-based soil and fertilizer products. This will allow Bion to utilize existing, large-scale distribution channels for the rollout of its BionSoil products.

The commercial and retail consumer soils and fertilizer markets are exhibiting a steadily increasing demand for products with organic nutrients that are free from synthetic fertilizers, pesticides and other undesirable components. Increasing public interest in environmentally-correct practices, as well as concerns over long term exposure to chemicals and pollution, has fueled much of this increase in demand. Use of chemical fertilizers on lawns, athletic fields, public parks and recreation areas - all areas where our children play and come in contact with grass and soil - is being questioned, and other options are being sought. BionSoil provides a safe, environmentally-friendly organic alternative to water soluble chemical fertilizers whose widespread use has been identified as a threat to our environment and potentially our health.

Phase Three Development. A further benefit of a platform-technology design is the ease with which the NMS can be integrated with other technologies for certain situations. Phase Three of the development initiative is underway with further development and testing of complementary technologies, used to enhance the performance of an integrated waste management system built upon the Bion NMS process. The Company recently tested membrane-based technology that has the potential to produce water suitable for reuse as drinking water for the livestock, as well as further reduce nutrients in the wastestream. This can be especially important to farms that require a continuous source of water to maintain operations but are located in areas with limited water resources. The Bion NMS has also demonstrated that an integrated system with a "front-end" methane digester, can produce BionSoil, in addition to supplying electricity sufficient to meet the needs of the farm. Additional development will be needed to seamlessly integrate these and other technologies into the Bion NMS platform.

Conclusion. According to James Morris, PhD., Bion's Chief Technology Officer, "Completion of the design and testing of our enclosed pilot-scale system is an important milestone in Bion's history and an event with far-reaching implications for the livestock industry. Bion's unique ability to directly quantify the environmental benefits of our remediation process has never before been accomplished for large-scale, agricultural waste treatment processes. A precise measurement of the effluent reductions, coupled with the capacity for real-time producer and regulatory oversight, establishes the basis to assign value to these reductions, verify their existence and create incentives to facilitate their implementation. These abilities have the potential to revolutionize the way livestock waste issues are viewed and managed."

Dr. Morris also related, "We are in discussions with land grant institutions to independently validate the Mass Balance results we have achieved thus far in testing the 2G Bion NMS. We will also be exploring ways to integrate other technologies with the Bion NMS platform to further enhance the capabilities of our system. Over the next few months, we anticipate installation of additional containerized 2G systems at locations to be determined."

Mr. Mitchell concluded, "The environment, and those who care for and manage it, is confronted with many challenges. In our struggle to feed the world, agriculture and the effects of concentrated farming techniques, have created serious environmental repercussions. Bion is in a unique position to offer solutions to the problems on two fronts: substantial reduction of air emissions and waste runoff from livestock facilities, as well as production of organic alternatives to water-soluble chemical fertilizers."

"The Second Generation Bion NMS is the culmination of thirteen years of research and development - directed toward achieving a consistent, verifiable solution to livestock waste management issues. In the coming year, as we rollout our technology for commercial deployment, Bion will provide cost-effective, environmentally-friendly solutions to an industry that is searching for answers in its role as a major contributor to one of the largest environmental issues we face today."

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About Bion:  Founded in 1989, Bion Environmental Technologies, Inc. has
developed proprietary technology that is changing the way livestock waste management is addressed. Bion systems incorporate patented biological processes that safely convert animal waste into nutrient-rich soil and fertilizer products that are valued for their high level of organics, slow-release nutrients and odorless characteristics. Mass balance data from the Bion systems indicate a 98% reduction in greenhouse gas emissions and an 80% reduction in nutrients in the effluent stream. A tank-based system was recently developed, utilizing real-time monitoring and control systems to track the fate of all components of the waste stream. The ability to precisely measure the nature and disposition of nutrients, and air and water effluent quality, is critical in demonstrating the efficacy of the system. It also verifies the benefits of the system, forming a basis for potential trading of air and nutrient credits. This advancement in technology led to development of a highly-efficient "second generation" system that will be deployed in commercial applications this year. These systems will be remotely monitored, compatible with complementary components such as methane digestion and water reuse and have a smaller "footprint" and greatly reduced BionSoil processing time than prior systems.

This material includes forward-looking statements based on management's current reasonable business expectations. In this document, the words "will," "anticipates," "intend,""potential" and similar expressions identify certain forward-looking statements. These statements are made in reliance on the Private Securities Litigation Reform Act, Section 27A of the Securities act of 1933, as amended. There are numerous risks and uncertainties that could result in actual results differing materially from expected outcomes. The material should be read in conjunction with the Company's current annual and quarterly reports filed with the SEC, which contain discussions of currently known factors that could significantly impact the Company's future expectations.